Exhibit 99

News Release

Contacts: Media Robert C. Ferris (973) 455-3388 rob.ferris@honeywell.com	Investor Relations Elena Doom (973) 455-2222 elena.doom@honeywell.com

HONEYWELL REPORTS THIRD QUARTER 2013

SALES OF $9.6 BILLION; EPS OF $1.24 PER SHARE

•	EPS Up 3% Year-Over-Year Reported, Up 10% Using Normalized Tax Rate
•	Continued Proactive Funding Of Repositioning To Align With Global Growth Outlook
•	Increasing EPS Guidance To $4.90 - $4.95, From $4.85 - $4.95

MORRIS TOWNSHIP, N.J., October 18, 2013 -- Honeywell (NYSE: HON) today announced its results for the third quarter of 2013:

Total Honeywell
($ Millions, except Earnings Per Share)	3Q 2012	3Q 2013	Change
Sales	9,342	9,647	3%

Segment Margin	15.8%	16.7%	90 bps
Operating Income Margin	13.9%	15.2%	130 bps

Earnings Per Share (EPS)	$1.20	$1.24	3%
Earnings Per Share (At 26.5% Tax Rate)	$1.14	$1.25	10%

Cash Flow from Operations	999	1,070	7%
Free Cash Flow *	1,021	937	(8%)

* Free Cash Flow (cash flow from operations less capital expenditures) prior to any NARCO Trust establishment payments and cash pension contributions

“Honeywell executed well in the quarter, building on the momentum we’ve seen throughout 2013,” said Honeywell Chairman and CEO Dave Cote.  “We delivered another quarter of double digit EPS growth (when normalized for tax). Despite lower than expected sales in the quarter, primarily related to the delay in closing Intermec and lower Defense & Space sales, strong execution across the portfolio helped drive earnings at the high-end of our guidance range.  Our short-cycle businesses, particularly Energy, Safety and Security, and Turbo Technologies, are benefitting from improving end markets, new product introductions, and geographic expansion, while our long-cycle businesses are maintaining a robust backlog, driven by favorable macro trends and strong win rates.  Productivity was impressive across the portfolio, enabling further segment margin expansion in all four businesses and continued proactive funding of new

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Q3’13 Results - 2

repositioning projects. As a result of the year-to-date performance, we are raising the low-end of our 2013 EPS outlook by $0.05 to $4.90-4.95, which is the high-end of the initial guidance range we provided almost a year ago.  Looking ahead to 2014, we are planning for a continued slow growth macro environment, but see a path to strong earnings growth driven by our relentless seed planting in new products and technologies, continued penetration of high growth regions, and growing traction on key process initiatives.”

Third quarter 2013 EPS reflect a 27.2% effective tax rate compared to 22.7% last year. Using the 2012 actual / 2013 expected full-year tax rate of 26.5% before any pension mark-to-market adjustment, EPS growth was 10%.

The company is updating its full-year 2013 guidance and now expects:

Full-Year Guidance
	2013	2013	Change
	Prior Guidance	Revised Guidance	vs. 2012
Sales	$38.9 - $39.3B	$38.8 - $39.0B	3 - 4%

Segment Margin	16.0 - 16.2%	16.2 - 16.3%	60 - 70 bps
Operating Income Margin[1]	14.5 - 14.7%	14.7 - 14.8%	110 - 120 bps

Earnings Per Share[1]	$4.85 - $4.95	$4.90 - $4.95	9 - 11%

Free Cash Flow[2]	~$3.7B	~$3.7B	~ Flat
1.	Proforma, V% / BPS exclude any pension mark-to-market adjustment
2.	Free Cash Flow (cash flow from operations less capital expenditures) prior to any NARCO Trust establishment payments and cash pension contributions

Third Quarter Segment Performance

Aerospace
($ Millions)	3Q 2012	3Q 2013	% Change
Sales	3,043	2,973	(2%)
Segment Profit	582	602	3%
Segment Margin	19.1%	20.2%	110 bps

•	Sales were down (2%) compared with the third quarter of 2012 driven by an (11%) decline in Defense & Space sales as a result of planned ramp downs and program delays, as well as supply chain constraints, partially offset by Commercial growth. Commercial OE sales were up 3% in the quarter driven by continued strong OE build rates and favorable platform mix. Commercial Aftermarket growth of 5% was driven by improved flight hour growth and strong RMU (Repairs, Modifications, and Upgrades) sales.
•	Segment profit was up 3%, and segment margins expanded 110 bps to 20.2%, driven by commercial growth, including productivity net of inflation and commercial excellence, partially offset by lower Defense & Space volume.

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Q3’13 Results - 3

Automation and Control Solutions
($ Millions)	3Q 2012	3Q 2013	% Change
Sales	3,958	4,129	4%
Segment Profit	571	631	11%
Segment Margin	14.4%	15.3%	90 bps

•	Sales were up 4% reported, 3% organic, compared with the third quarter of 2012, primarily driven by growth in Energy, Safety, and Security due to strong residential end markets, improving commercial retrofit activity, new product introductions, and the favorable impact of acquisitions net of divestitures.
•	Segment profit was up 11% and segment margins expanded 90 bps to 15.3% driven by strong sales conversion, commercial excellence, and productivity net of inflation.
Performance Materials and Technologies
($ Millions)	3Q 2012	3Q 2013	% Change
Sales	1,478	1,629	10%
Segment Profit	275	305	11%
Segment Margin	18.6%	18.7%	10 bps

•	Sales were up 10% reported, but down (1%) organic, compared with the third quarter of 2012, driven by the favorable impact of the Thomas Russell acquisition, partially offset by challenging global market conditions in Advanced Materials.
•	Segment profit was up 11% and segment margins increased 10 bps to 18.7%, driven by the favorable margin impact of higher UOP licensing and productivity partially offset by inflation and continued investments for growth.

Transportation Systems
($ Millions)	3Q 2012	3Q 2013	% Change
Sales	863	916	6%
Segment Profit	104	128	23%
Segment Margin	12.1%	14.0%	190 bps

•	Sales were up 6% reported, 5% organic, compared with the third quarter of 2012, driven by strong growth from new platform launches and higher turbo gas penetration in all regions, partially offset by slightly lower European light vehicle production and lower off-highway sales in the U.S.
•	Segment profit was up 23% and segment margins increased 190 bps to 14.0% primarily driven by strong Turbo material productivity and volume leverage, and operational improvements in Friction Materials, partially offset by unfavorable price.

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Q3’13 Results - 4

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate, please dial (800) 862-9098 (domestic) or (785) 424-1051 (international) a few minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s third quarter 2013 investor conference call or provide the conference code HONQ313. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 12:00 p.m. EDT, October 18, until 11:59 p.m. EDT, October 25, by dialing (800) 283-4799 (domestic) or (402) 220-0860 (international).

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Q3’13 Results - 5

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Product sales	$7,693	$7,332	$22,911	$22,184
Service sales	1,954	2,010	5,757	5,900
Net sales	9,647	9,342	28,668	28,084

Costs, expenses and other
Cost of products sold (A)	5,722	5,474	17,039	16,627
Cost of services sold (A)	1,220	1,334	3,713	3,983
	6,942	6,808	20,752	20,610
Selling, general and administrative expenses (A)	1,242	1,238	3,752	3,695
Other (income) expense	(1)	(16)	(53)	(54)
Interest and other financial charges	80	88	244	264
	8,263	8,118	24,695	24,515

Income before taxes	1,384	1,224	3,973	3,569
Tax expense	377	278	975	893

Net income	1,007	946	2,998	2,676

Less: Net income attributable to the noncontrolling interest	17	(4)	21	1

Net income attributable to Honeywell	$990	$950	$2,977	$2,675

Earnings per share of common stock - basic	$1.26	$1.21	$3.78	$3.43

Earnings per share of common stock - assuming dilution	$1.24	$1.20	$3.73	$3.38

Weighted average number of shares outstanding-basic	786.3	783.6	786.6	780.7

Weighted average number of shares outstanding - assuming dilution	797.1	792.5	797.5	790.4

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Q3’13 Results - 6

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales	2013	2012	2013	2012

Aerospace	$2,973	$3,043	$8,881	$9,020

Automation and Control Solutions	4,129	3,958	11,980	11,708

Performance Materials and Technologies	1,629	1,478	5,030	4,639

Transportation Systems	916	863	2,777	2,717

Total	$9,647	$9,342	$28,668	$28,084

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Profit	2013	2012	2013	2012

Aerospace	$602	$582	$1,736	$1,678

Automation and Control Solutions	631	571	1,739	1,587

Performance Materials and Technologies	305	275	999	944

Transportation Systems	128	104	365	338

Corporate	(51)	(57)	(157)	(164)

Total segment profit	1,615	1,475	4,682	4,383

Other income (expense) (A)	(10)	4	22	18
Interest and other financial charges	(80)	(88)	(244)	(264)
Stock compensation expense (B)	(38)	(40)	(129)	(131)
Pension ongoing income (expense) (B)	22	(7)	68	(29)
Other postretirement expense (B)	(5)	(20)	(7)	(52)
Repositioning and other charges (B)	(120)	(100)	(419)	(356)

Income before taxes	$1,384	$1,224	$3,973	$3,569

(A)	Equity income (loss) of affiliated companies is included in segment profit.
(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q3’13 Results - 7

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	September 30, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$5,499	$4,634
Accounts, notes and other receivables	7,950	7,429
Inventories	4,455	4,235
Deferred income taxes	707	669
Investments and other current assets	693	631
Total current assets	19,304	17,598

Investments and long-term receivables	830	623
Property, plant and equipment - net	5,107	5,001
Goodwill	13,230	12,425
Other intangible assets - net	2,590	2,449
Insurance recoveries for asbestos related liabilities	653	663
Deferred income taxes	1,457	1,889
Other assets	1,235	1,205

Total assets	$44,406	$41,853

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$4,791	$4,736
Short-term borrowings	88	76
Commercial paper	2,099	400
Current maturities of long-term debt	632	625
Accrued liabilities	7,053	7,208
Total current liabilities	14,663	13,045

Long-term debt	5,789	6,395
Deferred income taxes	719	628
Postretirement benefit obligations other than pensions	995	1,365
Asbestos related liabilities	1,089	1,292
Other liabilities	5,917	5,913
Redeemable noncontrolling interest	161	150
Shareowners’ equity	15,073	13,065

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$44,406	$41,853

Q3’13 Results - 8

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$1,007	$946	$2,998	$2,676
Less: Net income attributable to the noncontrolling interest	17	(4)	21	1
Net income attributable to Honeywell	990	950	2,977	2,675
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	245	226	740	681
Gain on sale of non-strategic businesses and assets	—	(4)	—	(3)
Repositioning and other charges	120	100	419	356
Net payments for repositioning and other charges	(220)	(126)	(517)	(352)
Pension and other postretirement (income) expense	(17)	27	(61)	81
Pension and other postretirement benefit payments	(40)	(291)	(253)	(888)
Stock compensation expense	38	40	129	131
Deferred income taxes	72	130	257	319
Excess tax benefits from share based payment arrangements	(20)	(12)	(101)	(28)
Other	169	143	35	39
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(187)	(140)	(382)	(160)
Inventories	(58)	25	(94)	(53)
Other current assets	(32)	(62)	(28)	(77)
Accounts payable	(2)	(29)	(32)	(220)
Accrued liabilities	12	22	(422)	(333)
Net cash provided by operating activities	1,070	999	2,667	2,168

Cash flows from investing activities:
Expenditures for property, plant and equipment	(203)	(234)	(547)	(586)
Proceeds from disposals of property, plant and equipment	1	1	7	2
Increase in investments	(243)	(237)	(703)	(482)
Decrease in investments	272	129	648	287
Cash paid for acquisitions, net of cash acquired	(603)	2	(1,063)	(62)
Proceeds from sales of businesses, net of fees paid	—	—	—	18
Other	85	17	104	(42)
Net cash used for investing activities	(691)	(322)	(1,554)	(865)

Cash flows from financing activities:
Net increase (decrease) in commercial paper	899	(49)	1,699	300
Net (decrease) increase in short-term borrowings	(3)	8	18	19
Proceeds from issuance of common stock	59	63	362	179
Proceeds from issuance of long-term debt	14	44	27	86
Payments of long-term debt	(3)	—	(604)	—
Excess tax benefits from share based payment arrangements	20	12	101	28
Repurchases of common stock	(167)	—	(769)	—
Cash dividends paid	(330)	(298)	(995)	(880)
Other	28	—	28	—
Net cash provided by (used for) financing activities	517	(220)	(133)	(268)

Effect of foreign exchange rate changes on cash and cash equivalents	54	82	(115)	27
Net increase in cash and cash equivalents	950	539	865	1,062
Cash and cash equivalents at beginning of period	4,549	4,221	4,634	3,698
Cash and cash equivalents at end of period	$5,499	$4,760	$5,499	$4,760

Q3’13 Results - 9

Honeywell International Inc.

Calculation of EPS at 26.5% Tax Rate (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2013	2012

Income before taxes	$1,384	$1,224

Taxes at 26.5%	367	324

Net income at 26.5% tax rate	$1,017	$900

Less: Net income attributable to the noncontrolling interest	17	(4)

Net income attributable to Honeywell at 26.5% tax rate	$1,000	$904

Weighted average number of shares outstanding - assuming dilution	797.1	792.5

EPS at 26.5% tax rate	$1.25	$1.14

We believe EPS adjusted to expected full-year tax rate at 26.5% is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’13 Results - 10

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,
	2013	2012

Cash provided by operating activities	$1,070	$999

Expenditures for property, plant and equipment	(203)	(234)

	$867	$765

Cash pension contributions	8	256

NARCO Trust establishment payments	62	—

Free cash flow	$937	$1,021

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment, cash pension contributions and NARCO Trust establishment payments.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q3’13 Results - 11

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Twelve Months Ended
	December 31,
	2012	2013 Guidance

Cash provided by operating activities	$3.5	~$4.4

Expenditures for property, plant and equipment	(0.9)	~(1.0)
	$2.6	~$3.4
Cash pension contributions	1.1	~0.2

NARCO Trust establishment payments	—	~0.2

Free cash flow	$3.7	~$3.7

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment, cash pension contributions and NARCO Trust establishment payments.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q3’13 Results - 12

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended
	September 30,
	2013	2012

Segment Profit	$1,615	$1,475

Stock compensation expense (A)	(38)	(40)
Repositioning and other (A, B)	(131)	(112)
Pension ongoing income (expense) (A)	22	(7)
Other postretirement expense (A)	(5)	(20)

Operating Income	$1,463	$1,296

Segment Profit	$1,615	$1,475
÷ Sales	$9,647	$9,342
Segment Profit Margin %	16.7%	15.8%

Operating Income	$1,463	$1,296
÷ Sales	$9,647	$9,342
Operating Income Margin %	15.2%	13.9%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’13 Results - 13

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2012

Segment Profit	$5,879

Stock compensation expense (A)	(170)
Repositioning and other (A, B)	(488)
Pension ongoing expense (A)	(36)
Pension mark-to-market adjustment (A)	(957)
Other postretirement expense (A)	(72)

Operating Income	$4,156
Pension mark-to-market adjustment (A)	$(957)
Operating Income excluding pension mark-to-market adjustment	$5,113

Segment Profit	$5,879
÷ Sales	$37,665
Segment Profit Margin %	15.6%

Operating Income	$4,156
÷ Sales	$37,665
Operating Income Margin %	11.0%

Operating Income excluding pension mark-to-market adjustment	$5,113
÷ Sales	$37,665
Operating Income Margin excluding pension mark-to-market adjustment %	13.6%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’13 Results - 14

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in billions)

2013 Guidance

Segment Profit	~$6.3

Stock compensation expense (A)	~(0.2)
Repositioning and other (A, B)	~(0.5)
Pension ongoing income (A)	~0.1
Pension mark-to-market adjustment (A)	TBD
Other postretirement expense (A)	~(0.0)

Operating Income	~$5.7
Pension mark-to-market adjustment (A)	TBD
Operating Income excluding pension mark-to-market adjustment	~$5.7

Segment Profit	~$6.3
÷ Sales	$38.8 - 39.0
Segment Profit Margin %	16.2 - 16.3%

Operating Income	~$5.7
÷ Sales	$38.8 - 39.0
Operating Income Margin %	14.7 - 14.8%

Operating Income excluding pension mark-to-market adjustment	~$5.7
÷ Sales	$38.8 - 39.0
Operating Income Margin excluding pension mark-to-market adjustment %	14.7 - 14.8%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’13 Results - 15

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment (Unaudited)

Twelve Months Ended December 31,
2012

EPS	$3.69

Pension mark-to-market adjustment	0.79

EPS, excluding pension mark-to-market adjustment	$4.48

We believe EPS, excluding pension mark-to-market adjustment is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding - assuming dilution of 791.9 million. Mark-to-market uses a blended tax rate of 35.0%.